SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2002

The JPM Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-27738	23-1702908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 North 15th Street, Lewisburg, Pennsylvania	17837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (570) 524-8225

Item 3.  Bankruptcy or Receivership.

On March 1, 2002, The JPM Company, a Pennsylvania corporation (the “Company”), and three of its subsidiaries, The JPM Company of Delaware, Inc., a Delaware corporation (“JPM Delaware”), JPM Technology, Inc., a Delaware corporation (“JPM Technology”), and Denron, Inc. t/d/b/a The JPM Company, a California corporation (“Denron” and collectively with the Company, JPM Delaware and JPM Technology, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, Wilmington, Delaware.

The Court agreed to provide for the joint administration of the cases under case number 02-10641.  The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On March 1, 2002, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1         Press Release of The JPM Company dated March 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 6, 2002	THE JPM COMPANY

	By:	/s/ John H. Mathias
John H. Mathias, Chairman & CEO